                                                                    Exhibit 8(l)

                          CUSTODIAN SERVICES AGREEMENT

                                   SCHEDULE A

                            AMENDED FEBRUARY 2, 1998

1.    Schwab California Municipal Money Fund                  November 6, 1990
      (formerly Schwab California Tax-Exempt Money Fund)

2.    Schwab Money Market Fund                                April 8, 1991

3.    Schwab Government Money Fund                            April 8, 1991

4.    Schwab Municipal Money Fund                             May 3, 1991
      (formerly Tax-Exempt Money Fund)

5.    Schwab US Treasury Money Fund                           November 5, 1991

6.    Schwab Value Advantage Money Fund                       February 7, 1992

7.    Schwab Institutional Money Fund                         November 26, 1993

8.    Schwab Retirement Money Fund                            November 26, 1993

9.    Schwab New York Municipal Money Fund                    November 8, 1994
      (formerly Schwab New York Tax-Exempt Money Fund)

10.   Schwab Government Cash Reserves Fund                    October 20, 1997

11.   Schwab New Jersey Municipal Money Fund                  January 20, 1998

12.   Schwab Pennsylvania Municipal Money Fund                January 20, 1998


                             PFPC INC.



                             By:      /s/ Joseph T. Gramlich
                                   ---------------------------------------
                                      Joseph T. Gramlich
                             Title:   Senior Vice President



                             THE CHARLES SCHWAB FAMILY OF FUNDS



                             By:      /s/ William J. Klipp
                                   ---------------------------------------
                                      William J. Klipp
                             Title:   Executive Vice President and Chief
                                      Operating Officer